Exhibit 99.1

FOR IMMEDIATE RELEASE

October 30, 2012

Media Relations Contact:

Andrew Shane

972/453-6473

andrew.shane@supermedia.com

Investor Relations Contact:

Cliff Wilson

972/453-6188

cliff.wilson@supermedia.com

SuperMedia Announces Third Quarter 2012 Results

Q3 2012 Summary

•                  Proposed merger with Dex One Corporation to create a national provider of social, local and mobile marketing solutions announced August 21st

•                  Operating income of $125 million and operating margin of 37.9 percent

•                  Operating revenue of $330 million

•                  Total debt reduced by $36 million during Q3 2012, resulting in total debt principal reduction of $270 million in 2012

DALLAS – SuperMedia (NASDAQ:SPMD) today announced its financial results for the third quarter and year to date 2012.

“The headline for the third quarter was the announcement of our merger agreement with Dex One,” said Peter McDonald, president and CEO of SuperMedia.  “The merged company will have local presence and national scale to be a leader in providing local, social and mobile marketing solutions to businesses and delivering results.

“The transaction also will create financial benefits for shareholders and lenders.  Our employees have performed very well in continuing to improve the company’s operating margin during the quarter, while doing an excellent job of planning for the post-close integration of the companies,” he added.

Merger Update

SuperMedia and Dex One Corporation (“Dex”) announced the execution of a definitive agreement to combine in a stock-for-stock merger of equals on August 21, 2012.(1)  Following the announcement of the proposed merger, a joint steering committee of the senior secured lenders for both companies was formed to evaluate the proposed amendments to the parties’ respective credit agreements as set forth

(1)  “Dex One and SuperMedia Will Combine to Create a National Provider of Social, Local and Mobile Marketing Solutions” Press Release

in the merger agreement. The consent of the lenders to the proposed amendments is a condition to closing the merger. Thus far, the senior secured lenders, acting through the steering committee, have rejected the proposed amendments to the parties’ respective credit agreements.  SuperMedia and Dex continue to negotiate with the steering committee to reach agreement on amendments to the parties’ respective credit agreements. The parties are also considering alternatives to the current transaction structure, including a “prepackaged” restructuring of the parties’ senior secured indebtedness through proceedings instituted under Chapter 11 of the Bankruptcy Code to implement acceptable credit agreement amendments that may garner sufficient, though not unanimous, support from the parties’ respective lenders, while otherwise maintaining the basic economic terms of the Merger Agreement.  However, there can be no assurance that SuperMedia and Dex can effect a transaction through an alternative structure, that the necessary consents will be obtained, or that the Merger will be consummated.

Third Quarter Financial Results

Operating revenue was $330 million, a decline of $69 million or 17.3 percent compared with the same quarter last year.

Operating income was $125 million, compared with an operating loss of $897 million in Q3 2011, which included a non-cash impairment charge of $1,003 million associated with a write down of goodwill.

Operating income margin was 37.9 percent, compared with a negative 224.8 percent for Q3 2011.

Net income was $52 million, compared with a net loss of $968 million in Q3 2011, which included the after-tax impact of a goodwill impairment of $997 million.

Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), a non-GAAP measure, which excludes proposed merger transaction costs and the amortization of the deferred gains/losses related to other post-employment benefit plans was $137 million, a decline of 12.7 percent compared with Q3 2011 adjusted EBITDA of $157 million, which excludes severance costs, a non-recurring vendor settlement and a non-cash impairment charge associated with a write down of goodwill.

Adjusted EBITDA margin, a non-GAAP measure, was 41.5 percent, a 220 basis point improvement from 39.3 percent in the same quarter last year.

Total expenses, excluding depreciation and amortization, merger transaction costs, the amortization of the deferred gains/losses related to the post-employment benefit plans, severance costs, a non-recurring vendor settlement and a non-cash impairment charge, were $193 million, compared with Q3 2011 expenses of $242 million, a reduction of $49 million or 20.2 percent.

During the third quarter, SuperMedia reduced indebtedness under its loan agreement by $36 million.  SuperMedia’s total indebtedness at September 30, 2012 was $1.475 billion.

Advertising sales(2) declined 19.1 percent, compared with a decline of 15.6 percent reported for the same quarter last year.

(2)  Net advertising sales is an operating measure used by the Company to compare advertising sales for current advertising periods to corresponding sales for previous periods.  It is important to distinguish net advertising sales from operating revenue, which on our financial statements is recognized under the deferral and amortization method.

2012 Year-to-date Financial Results

Operating revenue was $1,042 million, a decline of $216 million or 17.2 percent compared with the same period last year.

Operating income was $335 million, compared with an operating loss of $688 million which included a non-cash impairment charge of $1,003 million associated with a write down of goodwill in Q3 2011.

Operating income margin was 32.1 percent, compared with a negative 54.7 percent in year-to-date Q3 2011.

Net income was $178 million, including a $51 million non-taxable gain on early extinguishment of debt, compared with a net loss of $909 million, which included the after-tax impact of a goodwill impairment of $997 million.

Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), a non-GAAP measure, which excludes the gains realized on early extinguishment of debt, merger transaction costs, the amortization of the deferred gains/losses related to other post-employment benefit plans, as well as severance costs, was $429 million, a decline of 7.3 percent compared with adjusted EBITDA of $463 million for year to date 2011 which excludes severance costs, a non-recurring vendor settlement and a non-cash impairment charge associated with a write down of goodwill.

Adjusted EBITDA margin, a non-GAAP measure, was 41.2 percent compared with 36.8 percent for year to date 2011, a 440 basis point improvement.

Total expenses, excluding depreciation and amortization, merger transaction costs, the amortization of the deferred gains/losses related to the post-employment benefit plans, severance costs, a non-recurring vendor settlement and a non-cash impairment charge, were $613 million, compared with $795 million in the same period last year, a reduction of $182 million or 22.9 percent.

Free cash flow for 2012, a non-GAAP measure, was $225 million, representing cash provided by operating activities of $234 million, less capital expenditures (including capitalized software) of $9 million.

The Company’s cash balance on September 30, 2012, was $94 million.

Advertising sales(3) declined 18.8 percent, compared with a decline of 16.7 percent reported for the same period last year.

Earnings Call and Webcast Information

Individuals within the United States can access today’s earnings call by dialing 888/603-6873. International participants should dial 973/582-2706. The pass code for the call is: 51095102. In order to

(3)  Advertising sales for the nine months ended September 30, 2011 include negative adjustments of $11 million, related to the financial distress and operational wind down of a single certified marketing representative in our third-party national sales channel.  Excluding this impact, advertising sales for the nine months ended September 30, 2012 would have reflected a decline of 19.6 percent.  As of June 2011, these accounts were transitioned to other certified marketing representative firms.

ensure a prompt start time, please dial into the call by 9:50am (Eastern). A replay of the teleconference will be available at 800/585-8367.  International callers can access the replay by calling 404/537-3406. The replay pass code is: 51095102. The replay will be available through November 13, 2012. In addition, a live Web cast will be available on SuperMedia’s Web site in the Investor Relations section at www.supermedia.com.

Basis of Presentation and Non-GAAP Financial Measures

For the readers’ convenience, the financial information accompanying this release provides a reconciliation of GAAP to non-GAAP and adjusted non-GAAP results.  SuperMedia believes that the use of non-GAAP financial measures provide useful information to investors to gain an overall understanding of its current financial performance. Specifically, SuperMedia believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that SuperMedia believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring SuperMedia’s performance and SuperMedia believes that it is providing investors with financial measures that most closely align to its internal measurement processes.

###

Forward-Looking Statements

Some statements included in this report constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws. Statements that include the words “may,” “will,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “preliminary,” “intend,” “plan,” “project,” “outlook” and similar statements of a future or forward-looking nature identify forward-looking statements. You should not place undue reliance on these statements.  These forward-looking statements include statements that reflect the current views of our senior management with respect to our financial performance and future events with respect to our business and industry in general.  Forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the risks related to the following:

•                  our inability to provide assurance for the long-term continued viability of our business;

•                  reduced advertising spending and increased contract cancellations by our clients, which causes reduced revenue;

•                  declining use of print yellow pages directories by consumers;

•                  competition from other yellow pages directory publishers and other traditional and new media;

•                  our ability to anticipate or respond to changes in technology and user preferences;

•                  changes in our operating performance;

•                  limitations on our operating and strategic flexibility and the ability to operate our business, finance our capital needs or expand business strategies under the terms of our credit agreement;

•                  failure to comply with the financial covenants and other restrictive covenants in our credit agreement;

•                  limited access to capital markets and increased borrowing costs resulting from our leveraged capital structure and debt ratings;

•                  changes in the availability and cost of paper and other raw materials used to print our directories;

•                  our reliance on third-party providers for printing, publishing and distribution services;

•                  credit risk associated with our reliance on small- and medium-sized businesses as clients;

•                  our ability to attract and retain qualified key personnel;

•                  our ability to maintain good relations with our unionized employees;

•                  changes in labor, business, political and economic conditions;

•                  changes in governmental regulations and policies and actions of federal, state and local municipalities;

•                  the outcome of pending or future litigation and other claims;

•                  the potential adverse impacts of failure to complete, or delay in completing the proposed merger with Dex as a result of obtaining consents from the stockholders and secured creditors of Dex or the Company;

•                  the possibility that our merger agreement with Dex could be unilaterally terminated by either party;

•                  the business uncertainties and contractual restrictions arising from the timing and closing of the proposed merger with Dex, including the possible inability to consummate the proposed transaction on the terms set forth in the merger agreement;

•                  the significant costs associated with the potential transaction with Dex;

•                  the risk that we may not timely or successfully realize the anticipated cost savings, growth opportunities  and other financial and operating benefits as a result of the transaction; and

•                  difficulties in connection with the process of integrating Dex and the Company, including the risk that benefits from the transaction may be significantly offset by costs incurred in integrating the companies.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this and other reports we file with the Securities and Exchange Commission (the “SEC”), including the information in “Item 1A. Risk Factors” in Part I of our Annual Report on Form 10-K for the year ended December 31, 2011 as updated in the subsequent quarterly reports on Form 10-Q.  If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. All forward-looking statements included in this report are expressly qualified in their entirety by these cautionary statements.  The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Important Information For Investors and Security Holders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  The proposed merger transaction between SuperMedia and Dex will be submitted to the respective stockholders of SuperMedia and Dex.  In connection with the proposed transaction, Newdex, Inc., a subsidiary of Dex (“Newdex”), will file with the SEC a registration statement on Form S-4 that will include a joint proxy statement/prospectus to be used by SuperMedia and Dex to solicit the required approval of their stockholders and that also constitutes a prospectus of Newdex.  INVESTORS AND SECURITY HOLDERS OF SUPERMEDIA AND DEX ARE ADVISED TO CAREFULLY READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION.  A

definitive joint proxy statement/prospectus will be sent to security holders of SuperMedia and Dex seeking their approval of the proposed transaction. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when available) and other relevant documents filed by SuperMedia and Dex with the SEC from the SEC’s website at www.sec.gov.  Copies of the documents filed by SuperMedia with the SEC will be available free of charge on SuperMedia’s website at www.supermedia.com under the tab “Investors” or by contacting SuperMedia’s Investor Relations Department at (877) 343-3272.  Copies of the documents filed by Dex with the SEC will be available free of charge on Dex’s website at www.dexone.com under the tab “Investors” or by contacting Dex’s Investor Relations Department at (800) 497-6329.

SuperMedia and Dex and their respective directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from their respective security holders with respect to the transaction.  Information about these persons is set forth in SuperMedia’s proxy statement relating to its 2012 Annual Meeting of Shareholders and Dex’s proxy statement relating to its 2012 Annual Meeting of Stockholders, as filed with the SEC on April 11, 2012 and March 22, 2012, respectively, and subsequent statements of changes in beneficial ownership on file with the SEC.  These documents can be obtained free of charge from the sources described above.  Security holders and investors may obtain additional information regarding the interests of such persons, which may be different than those of the respective companies’ security holders generally, by reading the joint proxy statement/prospectus and other relevant documents regarding the transaction (when available), which will be filed with the SEC.

About SuperMedia

SuperMedia Inc. (NASDAQ: SPMD) helps small and medium-sized businesses grow through effective local marketing solutions across print, online, mobile and social media. SuperMedia provides a full range of solutions including: the award-winning SuperGuarantee® program, Superpages® directories, published for Verizon®, FairPoint® and Frontier®, Superpages.com®, EveryCarListed.com®, Superpages for your mobile and Superpages direct mail products. For more information, visit www.supermedia.com.

SPMD-G

SuperMedia Inc.

Consolidated Statements of Comprehensive Income (Loss)

Reported (GAAP)

Nine Months Ended September 30, 2012 Compared to Nine Months Ended September 30, 2011

(dollars in millions, except per share amounts)

	9 Mos. Ended	9 Mos. Ended
Unaudited	9/30/12	9/30/11	% Change

Operating Revenue	$1,042	$1,258	(17.2)

Operating Expense
Selling	261	334	(21.9)
Cost of sales (exclusive of depreciation and amortization)	249	312	(20.2)
General and administrative	78	166	(53.0)
Depreciation and amortization	119	131	(9.2)
Impairment charge	—	1,003	(100.0)
Total Operating Expense	707	1,946	(63.7)

Operating Income (Loss)	335	(688)	NM
Interest expense, net	129	172	(25.0)
Income (Loss) Before Reorganization Items, Gains on Early Extinguishment of Debt and Provision for Income Taxes	206	(860)	NM

Reorganization items	(1)	(1)	—
Gains on early extinguishment of debt	51	—	NM
Income (Loss) Before Provision for Income Taxes	256	(861)	NM
Provision for income taxes	78	48	62.5
Net Income (Loss)	$178	$(909)	NM

Basic and Diluted Earnings (Loss) per Common Share (1) (2) (3)	$11.36	$(60.15)	NM
Basic and diluted weighted-average common shares outstanding	15.3	15.1

Comprehensive Income (Loss)
Net Income (Loss)	$178	$(909)	NM
Adjustments for pension and post-employment benefits, net of tax (4)	137	12	NM
Total Comprehensive Income (Loss)	$315	$(897)	NM

Notes:

(1)          Equity based awards granted had no impact on the calculation of diluted earnings per common share.

(2)          Net income allocated to participating securities (unvested restricted stock awards) which are eligible to receive dividend equivalents is excluded from the calculation of EPS. The amount excluded from earnings per common share was $5 million for the nine months ended September 30, 2012.

(3)          Basic and diluted earnings per common share for the nine months ended September 30, 2012 includes a correction of a calculation error that was previously reported for the three months ended March 31, 2012.  The corrected basic and diluted earnings per common share for the three months ended March 31, 2012 was $3.97 as opposed to $3.92 previously reported.

(4)          Adjustments for pension and post-employment benefits, net of tax of $137 million includes an adjustment for the after-tax deferred gain of $161 million associated with certain amendments to the Company’s other post-employment benefit plans. This is offset by amortization of $29 million ($18 million after-tax) of deferred gains/losses related to other post-employment benefits which is included in net income as part of general and administrative expense.

Schedule A

SuperMedia Inc.

Consolidated Statements of Comprehensive Income (Loss)

Reported (GAAP)

Three Months Ended September 30, 2012 Compared to Three Months Ended September 30, 2011

(dollars in millions, except per share amounts)

	3 Mos. Ended	3 Mos. Ended
Unaudited	9/30/12	9/30/11	% Change

Operating Revenue	$330	$399	(17.3)

Operating Expense
Selling	83	106	(21.7)
Cost of sales (exclusive of depreciation and amortization)	79	96	(17.7)
General and administrative	4	48	(91.7)
Depreciation and amortization	39	43	(9.3)
Impairment charge	—	1,003	(100.0)
Total Operating Expense	205	1,296	(84.2)

Operating Income (Loss)	125	(897)	NM
Interest expense, net	40	58	(31.0)
Income (Loss) Before Reorganization Items and Provision for Income Taxes	85	(955)	NM

Reorganization items	(1)	—	NM

Income (Loss) Before Provision for Income Taxes	84	(955)	NM
Provision for income taxes	32	13	146.2
Net Income (Loss)	$52	$(968)	NM

Basic and Diluted Earnings (Loss) per Common Share (1) (2)	$3.27	$(63.97)	NM
Basic and diluted weighted-average common shares outstanding	15.3	15.1

Comprehensive Income (Loss)
Net Income (Loss)	$52	$(968)	NM
Adjustments for pension and post-employment benefits, net of tax (3)	(36)	9	NM
Total Comprehensive Income (Loss)	$16	$(959)	NM

(1)          Equity based awards granted had no impact on the calculation of diluted earnings per common share.

(2)          Net income allocated to participating securities (unvested restricted stock awards) which are eligible to receive dividend equivalents is excluded from the calculation of EPS. The amount excluded from earnings per common share was $2 million for the three months ended September 30, 2012.

(3)          Adjustments for pension and post-employment benefits, net of tax of ($36) million includes an amortization credit of $29 million ($18 million after-tax) included in net income as part of general and administrative expense, which represents the after-tax amortization of deferred gains/losses associated with the Company’s other post-employment benefits.

Schedule B

SuperMedia Inc.

Reconciliation of Non-GAAP Measures

Nine Months Ended September 30, 2012 and 2011

(dollars in millions)

Unaudited	9 Mos. Ended 9/30/12	9 Mos. Ended 9/30/11

Net Income (Loss) - GAAP	$178	$(909)
Add/subtract non-operating items:
Provision for income taxes	78	48
Interest expense, net	129	172
Reorganization items (5)	1	1
Gains on early extinguishment of debt (6)	(51)	—
Operating Income (Loss)	335	(688)
Depreciation and amortization	119	131
EBITDA (non-GAAP) (1)	454	(557)

Adjustments:
Severance costs/other (7)	2	17
Merger transaction costs (8)	2	—
Post-employment benefits amortization (9)	(29)	—
Impairment charge (10)	—	1,003
Adjusted EBITDA (non-GAAP) (2)	$429	$463

Operating Revenue	$1,042	$1,258

Operating Income (Loss) margin (3)	32.1%	-54.7%
Impact of depreciation and amortization	11.5%	10.4%
EBITDA margin (non-GAAP) (4)	43.6%	-44.3%
Impact of adjustments	-2.4%	81.1%
Adjusted EBITDA margin (non-GAAP) (4)	41.2%	36.8%

Notes:

(1)          EBITDA is a non-GAAP measure that represents earnings before interest, taxes, reorganization items, gains on early extinguishment of debt, depreciation and amortization.

(2)          Adjusted EBITDA is a non-GAAP measure that adjusts EBITDA for certain unique costs.

(3)          Operating Income (Loss) margin is calculated by dividing Operating Income (Loss) by Operating Revenue.

(4)          EBITDA and Adjusted EBITDA margin is calculated by dividing EBITDA and Adjusted EBITDA by Operating Revenue.

(5)          Reorganization items represent charges that are directly associated with the process of reorganizing the business under Chapter 11 of the United States Bankruptcy Code.

(6)          Gains on early extinguishment of debt represents the gains associated with the purchase of a portion of the Company’s debt below par value.

(7)          Severance costs are associated with headcount reductions. Other items includes charges associated with a non-recurring vendor settlement.

(8)          Merger transaction costs are costs associated with the proposed merger transaction with Dex One.

(9)          Post-employment benefits amortization includes $32 million related to a deferred pretax gain of $257 million ($161 million after-tax) associated with plan amendments and amortization of unrecognized net losses of $3 million related to other post-employment benefits.

(10)    Represents a non-cash impairment charge associated with the write down of goodwill.

Schedule C

SuperMedia Inc.

Reconciliation of Non-GAAP Measures

Three Months Ended September 30, 2012 and 2011

(dollars in millions)

Unaudited	3 Mos. Ended 9/30/12	3 Mos. Ended 9/30/11

Net Income (Loss) - GAAP	$52	$(968)
Add/subtract non-operating items:
Provision for income taxes	32	13
Interest expense, net	40	58
Reorganization items (5)	1	—
Operating Income (Loss)	125	(897)
Depreciation and amortization	39	43
EBITDA (non-GAAP) (1)	164	(854)

Adjustments:
Severance costs/other (6)	—	8
Merger transaction costs (7)	2	—
Post-employment benefits amortization (8)	(29)	—
Impairment charge (9)	—	1,003
Adjusted EBITDA (non-GAAP) (2)	$137	$157

Operating Revenue	$330	$399

Operating Income (Loss) margin (3)	37.9%	-224.8%
Impact of depreciation and amortization	11.8%	10.8%
EBITDA margin (non-GAAP) (4)	49.7%	-214.0%
Impact of adjustments	-8.2%	253.3%
Adjusted EBITDA margin (non-GAAP) (4)	41.5%	39.3%

Notes:

(1)   EBITDA is a non-GAAP measure that represents earnings before interest, taxes, reorganization items, gains on early extinguishment of debt, depreciation and amortization.

(2)   Adjusted EBITDA is a non-GAAP measure that adjusts EBITDA for certain unique costs.

(3)   Operating Income (Loss) margin is calculated by dividing Operating Income (Loss) by Operating Revenue.

(4)   EBITDA and Adjusted EBITDA margin is calculated by dividing EBITDA and Adjusted EBITDA by Operating Revenue.

(5)   Reorganization items represent charges that are directly associated with the process of reorganizing the business under Chapter 11 of the United States Bankruptcy Code.

(6)   Severance costs are associated with headcount reductions. Other items includes charges associated with a non-recurring vendor settlement.

(7)   Merger tranasation costs are costs associated with the proposed merger transaction with Dex One.

(8)   Post-employment benefits amortization includes $32 million related to a deferred pretax gain of $257 million ($161 million after-tax) associated with plan amendments and amortization of unrecognized net losses of $3 million related to other post-employment benefits.

(9)   Represents a non-cash impairment charge associated with the write down of goodwill.

Schedule D

SuperMedia Inc.

Consolidated Balance Sheets

Reported (GAAP)

As of September 30, 2012 and December 31, 2011

(dollars in millions)

Unaudited	9/30/2012	12/31/2011	$ Change

Assets
Current assets:
Cash and cash equivalents	$94	$90	$4
Accounts receivable, net of allowances of $43 and $59	117	147	(30)
Accrued taxes receivable	—	27	(27)
Deferred directory costs	130	155	(25)
Prepaid expenses and other	11	12	(1)
Total current assets	352	431	(79)
Property, plant and equipment	128	127	1
Less: accumulated depreciation	70	53	17
	58	74	(16)
Goodwill	704	704	—
Intangible assets, net	250	345	(95)
Pension assets	74	75	(1)
Other non-current assets	6	4	2
Total Assets	$1,444	$1,633	$(189)

Liabilities and Stockholders’ (Deficit)
Current liabilities:
Current maturities of long-term debt	$1	$4	$(3)
Accounts payable and accrued liabilities	105	126	(21)
Deferred revenue	68	82	(14)
Deferred tax liabilities	7	4	3
Other	12	18	(6)
Total current liabilities	193	234	(41)
Long-term debt	1,474	1,741	(267)
Employee benefit obligations	104	364	(260)
Non-current deferred tax liabilities	100	43	57
Unrecognized tax benefits	43	39	4

Stockholders’ (deficit):
Common stock ($.01 par value; 60 million shares authorized, 15,666,504 and 15,468,740 shares issued and outstanding in 2012 and 2011, respectively)	—	—	—
Additional paid-in capital	213	210	3
Retained (deficit)	(789)	(967)	178
Accumulated other comprehensive income (loss)	106	(31)	137
Total stockholders’ (deficit)	(470)	(788)	318
Total Liabilities and Stockholders’ (Deficit)	$1,444	$1,633	$(189)

Schedule E

SuperMedia Inc.

Consolidated Statements of Cash Flows

Reported (GAAP) and Non-GAAP Financial Reconciliation - Free Cash Flow

Nine Months Ended September 30, 2012 Compared to Nine Months Ended September 30, 2011

(dollars in millions)

Unaudited	9 Mos. Ended 9/30/12	9 Mos. Ended 9/30/11	$ Change

Cash Flows from Operating Activities
Net Income (Loss)	$178	$(909)	$1,087
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	119	131	(12)
Gains on early extinguishment of debt	(51)	—	(51)
Employee retirement benefits	(30)	12	(42)
Deferred income taxes	(22)	(32)	10
Provision for uncollectible accounts	15	50	(35)
Stock-based compensation expense	3	3	—
Impairment charge	—	1,003	(1,003)
Changes in current assets and liabilities
Accounts receivable and unbilled accounts receivable	15	3	12
Deferred directory costs	25	36	(11)
Other current assets	2	(1)	3
Accounts payable and accrued liabilities	(4)	(139)	135
Other, net	(16)	(17)	1
Net cash provided by operating activities	234	140	94

Cash Flows from Investing Activities
Capital expenditures (including capitalized software)	(9)	(11)	2
Net cash used in investing activities	(9)	(11)	2

Cash Flows from Financing Activities
Repayment of long-term debt	(218)	(36)	(182)
Other, net	(3)	—	(3)
Net cash used in financing activities	(221)	(36)	(185)
Increase (decrease) in cash and cash equivalents	4	93	(89)
Cash and cash equivalents, beginning of year	90	174	(84)
Cash and cash equivalents, end of period	$94	$267	$(173)

Non-GAAP Financial Reconciliation - Free Cash Flow	9 Mos. Ended 9/30/12	9 Mos. Ended 9/30/11	$ Change
Unaudited
Net cash provided by operating activities	$234	$140	$94
Less: Capital expenditures (including capitalized software)	(9)	(11)	2
Free Cash Flow	$225	$129	$96

Schedule F

SuperMedia Inc.

Advertising Sales

(dollars in millions)

	3 Mos. Ended	3 Mos. Ended	3 Mos. Ended	9 Mos. Ended	9 Mos. Ended	9 Mos. Ended
Unaudited	9/30/12	9/30/11	9/30/10	9/30/12	9/30/11	9/30/10

Net Advertising Sales(1) (2)	$262	$324	$384	$895	$1,102	$1,323
% Change year-over-year	(19.1)%	(15.6)%		(18.8)%	(16.7)%

Notes:

(1)   Net advertising sales is an operating measure used by the Company to compare advertising sales for current advertising periods to corresponding sales for previous periods.  It is important to distinguish net advertising sales from operating revenue, which on our financial statements is recognized under the deferral and amortization method.

(2)   Advertising sales for the nine months ended September 30, 2011 include negative adjustments of $11 million, related to the financial distress and operational wind down of a single certified marketing representative in our third-party national sales channel.  Excluding this impact, advertising sales for the nine months ended September 30, 2012 would have reflected a decline of 19.6%.  As of June 2011, these accounts were transitioned to other certified marketing representative firms.

Schedule G